Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the CC Media Holdings, Inc. Current Report on Form 8-K of our reports dated February 14, 2008 (except for Notes B, Q and R, as to which the date is May 22, 2008), with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. and subsidiaries included in its Current Report on Form 8-K dated May 30, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

July 28, 2008

1